EXHIBIT 99.1
                                                                   ------------


[MEAD LOGO]                                                     [WESTVACO LOGO]

FOR IMMEDIATE RELEASE
---------------------

            MEAD AND WESTVACO AGREE TO COMBINE IN $10 BILLION MERGER

               CREATES SIGNIFICANTLY STRONGER GLOBAL ORGANIZATION
               WITH ENHANCED GROWTH AND COST SAVINGS OPPORTUNITIES

Dayton, OH and Stamford, CT - August 29, 2001 - The Mead Corporation (NYSE:MEA) and Westvaco Corporation (NYSE:W) announced today that they have agreed to a merger of equals creating a global company with leading positions in packaging, coated and specialty papers, consumer and office products, and specialty chemicals. The enterprise value of the combined organization is in excess of $10 billion.

The new company, which will be called MeadWestvaco Corporation, will have $8 billion in annual revenues, profitable growth platforms in the company's four core businesses, and a strong balance sheet with substantial financial capacity. In addition to significantly enhanced growth opportunities, the companies together expect to achieve annual operating synergies of more than $325 million, in full effect by the end of the second year. The transaction is expected to be accretive to both companies.

Under the terms of the transaction, Mead shareholders will receive one share of MeadWestvaco stock for each share of Mead stock, and Westvaco shareholders will receive 0.97 shares of MeadWestvaco stock for each share of Westvaco stock. Mead shareholders will also receive a special payment of $1.20 per share at closing. The merger is structured as a stock-for-stock tax-free exchange, and will be accounted for as a purchase transaction under the recent guidelines for business combinations. The transaction has been approved by both Boards of Directors.

Jerry Tatar, Mead's Chairman, President and CEO, will serve as Chairman of the combined company, and John A. Luke, Jr., Chairman and CEO of Westvaco, will serve as Chief Executive Officer and President of MeadWestvaco. The Board of Directors of MeadWestvaco will consist of equal representation from Mead and Westvaco. The combined company will employ more than 32,000 people on six continents and will be headquartered in Stamford, CT. The coated papers and consumer and office products businesses, as well as significant corporate staff, will be located in Dayton, OH.

Commenting on the merger, Jerry Tatar and John Luke, Jr. said, "This is a strategically and financially compelling merger of equals that creates a stronger company, well-positioned to compete in a global industry. In joining these two organizations, we enhance our ability to deliver shareholder value, offer customers a broader array of high-quality, value-added products, and provide employees an opportunity to participate in an even more dynamic enterprise. We look forward to working together to realize the full potential of the new company."

Tatar and Luke added, "We are creating an exciting new business platform by capitalizing on the strategic alignment and market leadership of both companies. In packaging and coated papers, the two largest business segments, we will bring together high quality manufacturing facilities with complementary product lines. This will position MeadWestvaco exceptionally well to meet the needs of our customers in a growing global marketplace. In addition, with a disciplined approach to capital and a strategic focus on generating superior financial returns, the new company will have the financial strength to pursue growth in targeted markets and return capital to shareholders."

The combined company's expected $325 million in cost synergies will be achieved principally in coated papers, packaging, purchasing and logistics, corporate overhead and information technology. MeadWestvaco will conduct a comprehensive review of its business lines with the objective of ensuring that all businesses and assets meet rigorous parameters for strategic fit, growth and returns. The company expects to take appropriate actions within 12 months.

The new company's annual common stock dividend is expected to be $0.92 per share, providing a 24 cents per share annual dividend increase to Mead shareholders and a consistent dividend to Westvaco shareholders, on an exchange ratio-adjusted basis.

The companies expect to close the transaction, subject to customary shareholder and regulatory approvals, in the fourth quarter of 2001.

Goldman, Sachs & Co. acted as financial adviser to Mead. Skadden, Arps, Slate, Meagher & Flom LLP provided legal counsel to Mead. Greenhill & Co. and Morgan Stanley acted as financial advisers to Westvaco. Wachtell, Lipton, Rosen & Katz provided legal counsel to Westvaco.

A conference call discussing the transaction will be held on Wednesday, August 29 at 9:30 a.m. EDT. The toll-free dial-in number is 888-348-6433 and the number for participants located outside the U.S. is 212-896-6069. The U.S. replay number is 800-633-8284 (858-812-6440 for international participants) and for all participants wishing to listen to the replay the access code is 19614599. The call will be available from 12:00 p.m. EDT on August 29, 2001 to 12p.m. EDT on September 29, 2001.

A slide presentation and live audio webcast of the call will also be available and archived on both company's Web sites at www.mead.com or www.westvaco.com.

Westvaco Corporation (www.westvaco.com), headquartered in Stamford, CT, is a
                      ----------------
leading producer of paperboard and value-added packaging for media, pharmaceutical and consumer markets, and is a major producer of coated papers and specialty chemicals. The company operates in 21 countries, serves customers in more than 70 countries, and employs approximately 17,000 people worldwide.

The Mead Corporation, a forest products company with $4.4 billion in annual sales, is one of the leading North American producers of coated paper, coated paperboard and consumer and office products, a world leader in multiple packaging and specialty paper, and a producer of high-quality corrugating medium. In management of the company's more than two million acres of forests, Mead is committed to practicing principled forest stewardship and using resources in a responsible and sustainable manner. For additional information about Mead, visit the company's web site at www.mead.com


                        Additional Information

The Mead Corporation ("Mead") and Westvaco Corporation ("Westvaco") will be filing a joint proxy statement/prospectus and other relevant documents concerning the proposed transaction with the SEC. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ON THE PROPOSED TRANSACTION. Investors will be able to obtain the documents free of charge at the SEC's website (www.sec.gov). In addition, documents filed with the SEC by Mead or Westvaco with respect to the proposed transaction may be obtained free of charge by contacting The Mead Corporation, Mead World Headquarters, Courthouse Plaza Northeast, Dayton, Ohio 45463,
Attention: Mark Pomerleau, Director of Investor Relations (tel.: (937) 495-3456), or Westvaco Corporation, One High Ridge Park, Stamford, Connecticut 06905, Attention: John W. Hetherington (tel.: (203) 461-7500). INVESTORS SHOULD READ THE JOINT PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION.

Mead and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Mead shareholders. The directors and executive officers of Mead include: John G. Breen, Duane E. Collins, William E. Hoglund, James G. Kaiser, Robert J. Kohlhepp, John A. Krol, Susan J. Kropf, Raymond W. Lane, Sue K. McDonnell, Timothy R. McLevish, Charles S. Mechem, Jr., Ian Millar, Heidi G. Miller, Lee J. Styslinger, Jr., Jerome F. Tatar and J. Lawrence Wilson. Collectively, as of January 31, 2001, the directors and executive officers of Mead beneficially owned less than 1% of the outstanding shares of Mead's common stock (excluding shares subject to options). Shareholders may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus when it becomes available.

Westvaco and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Westvaco stockholders. The directors and executive officers of Westvaco include: Michael E. Campbell, Dr. Thomas W. Cole, Jr., David F. D'Alessandro, David L. Hopkins, Jr., Richard B. Kelson, Douglas S. Luke, William R. Miller, Jane L. Warner, Richard A. Zimmerman, Rudolph G. Johnstone, Jr., John A. Luke, Jr., Robert C. McCormack, David E. McIntyre, Karen R. Osar and Wendell L. Willkie, II. Collectively, as of November 30, 2000, the directors and executive officers of Westvaco beneficially owned approximately 4.8% of the outstanding shares of Westvaco's common stock. Stockholders may obtain additional information regarding the interests of such participants by reading the joint proxy statement/prospectus when it becomes available.

Certain statements in this document and elsewhere by management of the company that are neither reported financial results nor other historical information are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of each company, or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to, events or circumstances which affect the ability of Mead and Westvaco to integrate successfully and achieve the anticipated benefits of the transaction; competitive pricing for each company's products; changes in raw materials; energy and other costs; fluctuations in demand and changes in production capacities; changes to economic growth in the U.S. and international economies, especially in

Asia and Brazil; government policies and regulations, including, but not limited to those affecting the environment and the tobacco industry; and currency movements. Mead and Westvaco undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. Investors are advised, however, to consult any further disclosures made on related subjects in each company's reports filed with the SEC.


                                    # # #

CONTACTS:

FOR MEAD:                                   FOR WESTVACO:
INVESTORS                                   INVESTORS
Mark Pomerleau                              Roger Holmes
937-495-3456                                203-461-7537

MEDIA                                       MEDIA

Doug Draper                                 Robert Crockett
937-495-3319                                203-461-7583
or                                          or
Citigate Sard Verbinnen                     Abernathy MacGregor Group
Debbie Miller / Jim Barron                  Steve Frankel
212-687-8080                                212-371-5999